Exhibit 23 a
                         Consent of Independent Auditors

         We hereby consent to the use in Registration Statement number 33-19048-NY on Form SB-2 of our report dated October 23, 2000 with respect to the financial statements and schedule of Murray United Development Corp. included in its annual report on Form 10-KSB for the fiscal year ended July 31, 2000 filed with the Securities and Exchange Commission.


                                               /s/ Albrecht, Viggiano, Zureck &
                                                   Company, P.C.

Hauppauge, NY
October 23, 2000



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                                 Exhibit 23 (b)
                         Consent of Independent Auditor


         We hereby consent to the use in Registration Statement number 33-19048-NY on Form SB-2 of our report dated January 24, 2000 with respect to the financial statements of Murray United Development Corp. included in its annual report on Form 10-KSB for the fiscal year ended July 31, 2000 filed with the Securities and Exchange Commission.


                                                 James P. O'Day, C.P.A., P.C.


                                                By: /s/ James P. O'Day
                                                        James P. O'Day


         Glen Cove, NY
         October 26, 2000